Exhibit 4.1
Execution Version
AMENDMENT NO. 2
     This Amendment No. 2 (“Agreement”) dated as of October 13, 2006 (“Effective Date”) is among Mariner Energy, Inc., a Delaware corporation (the “Parent”), Mariner Energy Resources, Inc., a Delaware corporation (“Mariner Energy Resources” and together with the Parent, the “Borrowers”, each a “Borrower”), the Lenders (as defined in the Credit Agreement described below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender for such Lenders (in such capacity, the “Issuing Lender”).
RECITALS
     A. The Borrowers, the Lenders, the Issuing Lender and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of March 2, 2006, as amended by Amendment No. 1 and Consent dated as of April 7, 2006 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     B. In connection with the Credit Agreement, the Borrowers and the Administrative entered into that certain post-closing letter agreement dated March 2, 2006, as amended and modified by that certain Extension Agreement dated June 2, 2006 (the “Extension Agreement”) and that Second Extension Agreement dated July 17, 2006 pertaining to certain title matters (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Letter Agreement”).
     C. At the request of the Borrowers, the Administrative Agent and the Lenders wish to, subject to the terms and conditions of this Agreement, increase the Borrowing Base and update the status of certain post-closing requirements set forth in the Letter Agreement.
     THEREFORE, the Borrowers, the subsidiaries of the Borrowers signatory hereto (the “Guarantors”), the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:
ARTICLE I.
DEFINITIONS
     Section 1.01 Terms Defined Above. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.
     Section 1.02 Terms Defined in the Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
     Section 1.03 Other Definitional Provisions. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.
ARTICLE II.
AMENDMENT TO CREDIT AGREEMENT
     Section 2.01 Increase in Borrowing Base. Subject to the terms of this Agreement, the Administrative Agent, the Lenders and the Borrowers hereby agree that as of the Effective Date the Borrowing Base shall be $450,000,000 and such Borrowing Base shall remain in effect at that level until the next redetermination or adjustment of the Borrowing Base is made pursuant to Section 2.02 of the Credit Agreement.
ARTICLE III.
AMENDMENT TO LETTER AGREEMENT
     Section 3.01 Post Closing Requirements. Subject to the terms of this Agreement, the Administrative Agent, the Lenders and the Borrowers hereby agree that as of the Effective Date, all requirements set forth in the Letter Agreement have been completed or addressed to the satisfaction of the Lenders and no further action shall be required thereunder, other than the continuing requirement more particularly described in item number 3 of Schedule 1A of the Letter Agreement.
ARTICLE IV.
COVENANTS
     Section 4.01 MEI Pledge of BP Interests. In the event that BP Exploration and Production Inc. (“BP”) sells the properties (“BP Properties”) covered by the BP Acquisition Agreement (as defined in Section 6.01(b) below) to the Parent instead of Mariner Energy Resources pursuant to Section 17 of the BP Acquisition Agreement, then the Parent agrees to, at the Borrowers’ expense, take all actions reasonably required by the Administrative Agent to grant to the Administrative Agent an Acceptable Security Interest in such BP Properties, including without limitation, all Proven Reserves associated with the BP Properties and all personal property assets associated with the BP Properties.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     Section 5.01 Borrowers Representations and Warranties. Each of the Borrowers represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, after giving effect to the terms of this Agreement, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement and the other documents, instruments, certificates and agreements (“Other Documents”) required to be delivered by this Agreement and to which each of the Borrowers is a party are within the corporate power and authority of each of the Borrowers and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement and the Other Documents to which each of the Borrowers is a party constitute legal, valid, and binding obligations of such Borrower enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents; and (f) the Liens under the Security Instruments are valid and subsisting and secure each of the Borrowers’ obligations under the Loan Documents.
     Section 5.02 Guarantors Representations and Warranties. Each Guarantor represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement and the Other Documents to which such Guarantor is a party are within the corporate power and authority of such Guarantor and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement and the Other Documents to which such Guarantor is a party constitute legal, valid, and binding obligations of such Guarantor enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents; (f) it has no defenses to the enforcement of its Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s obligations under the Loan Documents.
ARTICLE VI.
CONDITIONS
     This Agreement shall become effective and enforceable against the parties hereto, and the Credit Agreement shall be amended as provided herein, upon the occurrence of the following conditions precedent:
     Section 6.01 Documents; Certificates.

          (a) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrowers, the Guarantors, the Administrative Agent, and the Lenders.
          (b) The Administrative Agent shall have received copies, certified by a Responsible Officer of Mariner Energy Resources, of the Purchase and Sale Agreement for Preferential Purchase Right Holder dated as of August 7, 2006 (“BP Acquisition Agreement”) between BP and Mariner Energy Resources, pursuant to which Mariner Energy Resources has acquired certain Oil and Gas Properties in the Gulf of Mexico more particularly described therein (the “BP Acquisition”), together with any material agreements executed in connection with the BP Acquisition Agreement, and all amendments, modifications or waivers thereto in effect on the Effective Date.
          (c) The Administrative Agent shall have received supplements to existing Mortgages providing for the mortgaging of certain additional Oil and Gas Properties acquired by Mariner Energy Resources pursuant to the BP Acquisition, in form and substance satisfactory to the Administrative Agent, duly and validly executed and delivered by duly authorized officers of the Borrowers, the Administrative Agent and the Lenders.
          (d) The Administrative Agent shall have received a signed certificate of the secretary or an assistant secretary of each of the Borrowers and any Guarantor in form and substance reasonably satisfactory to the Administrative Agent.
          (e) The Administrative Agent shall have received such other instruments, documents and amendments or supplements as the Administrative Agent may reasonably request.
     Section 6.02 Title. The Administrative Agent shall have satisfactory title opinions or other title evidence, in form and substance reasonably acceptable to the Administrative Agent, evidencing the title to the Oil and Gas Properties acquired pursuant to the BP Acquisition and that are to be considered in determining the Borrowing Base.
     Section 6.03 No Default. No Default shall have occurred and be continuing as of the Effective Date.
     Section 6.04 Representations. The representations and warranties in this Agreement shall be true and correct in all material respects.
     Section 6.05 Fees. The Borrower shall have paid (a) to the Administrative Agent for the benefit of the Lenders a borrowing base increase fee in an aggregate amount equal to 0.25% of the increased availability under the Borrowing Base, which amount when calculated equals $218,750, and (b) all reasonable fees and expenses of the Administrative Agent under the Credit Agreement that have been invoiced and are then due and owing.

ARTICLE VII.
MISCELLANEOUS
     Section 7.01 Effect on Loan Documents; Acknowledgments.
          (a) Each of the Borrowers acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
          (b) The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents other than as expressly set forth above, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents other than as expressly set forth above, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.
          (c) Each of the Borrowers, the Guarantors, Administrative Agent, Issuing Lender, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and each of the Borrowers and the Guarantors acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consents granted hereunder.
          (d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.
          (e) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
     Section 7.02 Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in its Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and deliver of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.
     Section 7.03 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

     Section 7.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrowers and the Administrative Agent hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
     Section 7.05 Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
     Section 7.06 Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.
     Section 7.07 Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

     EXECUTED effective as of the date first above written.

MARINER ENERGY, INC.

By:	/s/ Rick G. Lester

Rick G. Lester Vice President and Chief Financial Officer

MARINER ENERGY RESOURCES, INC.

By:	/s/ Rick G. Lester

Rick G. Lester Vice President and Chief Financial Officer

MARINER LP LLC, a Delaware limited liability company
	By:	Mariner Energy, Inc., its sole member

By:	/s/ Rick G. Lester

Rick G. Lester Vice President and Chief Financial Officer

MARINER ENERGY TEXAS LP, a Delaware limited partnership
	By:	Mariner Energy, Inc., its sole general partner

		By:	/s/ Rick G. Lester

Rick G. Lester
Vice President and Chief Financial Officer

UNION BANK OF CALIFORNIA, N.A., as Administrative Agent, as Issuing Lender, and as a Lender

By:	/s/ Damien Meiburger

Damien Meiburger, Senior Vice President
Signature Page to Amendment No. 2
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

LENDERS:

BNP PARIBAS

By:	/s/ Gabe Ellisor

Name:	Gabe Ellisor
Title:	Vice President

By:	/s/ Polly Schott

Name:	Polly Schott
Title:	Vice President
Signature Page to Amendment No. 2
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jo Linda Papadakis

Name:	Jo Linda Papadakis
Title:	Vice President
Signature Page to Amendment No. 2
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

NATEXIS BANQUES POPULAIRES

By:	/s/ Donovan C. Broussard

Name:	Donovan C. Broussard
Title:	Vice President and Group Manager

By:	/s/ Daniel Payer

Name:	Daniel Payer
Title:	Vice President
Signature Page to Amendment No. 2
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CAYLON NEW YORK BRANCH

By:	/s/ Tom Byargeon

Name:	Tom Byargeon
Title:	Managing Director

By:	/s/ Michael D. Willis

Name:	Michael D. Willis
Title:	Director
Signature Page to Amendment No. 2
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

GUARANTY BANK

By:	/s/ Kelly L. Elmore III

Name:	Kelly L. Elmore III
Title:	Senior Vice President
Signature Page to Amendment No. 2
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Kenneth R. Batson, III

Name:	Kenneth R. Batson, III
Title:	Vice President
Signature Page to Amendment No. 2
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, NEW YORK BRANCH

By:	/s/ Richard L. Hagemann

Name:	Richard L. Hagemann
Title:	First Vice President

By:	/s/ John Hammarskjold

Name:	John Hammarskjold
Title:	Assistant Vice President
Signature Page to Amendment No. 2
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CITICORP USA, INC.

By:	/s/ David E. Hunt

Name:	David E. Hunt
Title:	Vice President
Signature Page to Amendment No. 2
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jo Ann Vasquez

Name:	Jo Ann Vasquez
Title:	Vice President
Signature Page to Amendment No. 2
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

COMERICA BANK

By:	/s/ Josh Strong

Name:	Josh Strong
Title:	Banking Officer
Signature Page to Amendment No. 2
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BMO CAPITAL MARKETS FINANCING, INC. (f / k / a / HARRIS NESBITT FINANCING, INC.)

By:	/s/ James V. Ducote

Name:	James V. Ducote
Title:	Vice President
Signature Page to Amendment No. 2
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)